Exhibit 5.1

mF International Limited	D +1 284 852 7309
Vistra Corporate Services Centre	E michael.killourhy@ogier.com
Wickhams Cay II
Road Town
Tortola, VG1110	Reference: 502856.00003/MJK/OLN
British Virgin Islands

12 September 2025

Dear Sirs

mF International Limited, incorporated in the British Virgin Islands with company number 2100955 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-3 (the Registration Statement), including all amendments or supplements to such form filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), related to the offering of ordinary shares of the Company, no par value (the Ordinary Shares), debt securities (as defined below), and/or warrants for the purchase of Ordinary Shares and/or debt securities, in one or more series (the Warrants) and units comprising the foregoing (Units) in an aggregate amount of up to $700,000,000 (the Ordinary Shares, Debt Securities, Warrants, Units and the Ordinary Shares or Debt Securities issuable upon conversion or exercise of any of the foregoing, collectively, the Securities), in each case in one or more registered offerings (individually, an Offering and collectively, the Offerings).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1.	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	the:

i.	constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 8 September 2025;

ii.	public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 8 September 2025,

(each of the searches in (b)(i) and (ii) together, the Public Records);

(c)	a certificate of good standing dated 12 September 2025, issued by the Registrar of Corporate Affairs in the British Virgin Islands in respect of the Company;

(d)	a registered agent’s certificate issued by the Company’s registered agent dated 11 September 2025 (the Registered Agent’s Certificate); and

(e)	written resolutions of the directors of the Company dated 9 September 2025 approving, inter alia the Offerings, the Securities and the Registration Statement (the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2.	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent’s Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Resolutions remain in full force and effect;

(f)	the accuracy and completeness of the Registered Agent’s Certificate as at the date thereof and hereof (but in the latter case with the exception to the refences to the types and number of shares presently in issue); and

(g)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3.	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:-

Corporate status

(a)	The Company is duly incorporated with limited liability under the BVI Business Companies Act, 2004 (As Revised) (the BCA) and the laws of the British Virgin Islands. The Company is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and subject to suit in its own name and has the capacity to sue in its own name.

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Shares duly authorised, validly issued and non-assessable

(b)	The Ordinary Shares, once duly authorized for issue by the board of directors of the Company (the Board), when issued by the Company in accordance with the subscription terms thereof and subject to the receipt of the payment therefor, will be validly issued by the Company as fully paid and non-assessable.

(c)	The Ordinary Shares issuable pursuant to the Warrants, Debt Securities and Units (once the issuance of said Ordinary Shares pursuant to the Warrants, Debt Securities and/or Units and the terms of the applicable agreements (the Agreements) are approved by the Board), when issued by the Company in accordance with the terms of the Agreements, and subject to the receipt of the payment therefor, will be validly issued by the Company as fully paid and non-assessable.

No Taxation

(d)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Offerings, the Securities or the offering, sale, issue, registration or transfer of any the Ordinary Shares which are the subject thereof.

(e)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands in connection with the Offerings, the Securities or any transaction relating thereto and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company in connection with the Offerings or otherwise in connection therewith are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, subject to the assumption that neither the Company nor any subsidiary thereof has any interest in land in the British Virgin Islands, Section 242 of the BVI Business Companies Act, 2004 (as amended) provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4.	Limitations and Qualifications

4.1.	We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

4.2.	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee and/or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies in the British Virgin Islands.

4.3.	Under the BCA, a copy of the Company’s register of directors which is complete must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render the Company liable to a penalty fee and if the filing is not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

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4.4.	Under the BCA, an annual financial return, in the prescribed form, must be filed by the Company with its Registered Agent in respect of each year for which one is due within the timeframe prescribed by the BCA for that year (unless the Company is within one of the statutory exceptions to the obligation to file). Failure to make this filing when due will render the Company liable to a penalty fee and where the Company is liable to the maximum penalty and has not filed its annual return, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.5.	Under the BCA, unless the Company is within one of the statutory exceptions to the obligation to file and is compliant with any conditions for the relevant exception(s) to apply, a copy of the Company’s register of members which is complete and certain prescribed beneficial ownership information for the Company must be filed by the Company at the Registry of Corporate Affairs. Failure to make these filings will render the Company liable to penalty fees and if the filings are not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.6.	For the purposes of this opinion “in good standing” means only that as of the date of this opinion the Registrar of Corporate Affairs has confirmed that she is satisfied that the Company (i) is on the Register of Companies; (ii) has paid all fees, annual fees and penalties due and payable; (iii) has filed with the Registrar of Corporate Affairs a copy of its registers of directors which is complete; and (iv) has filed its Annual Return in accordance with the requirements pursuant to the BCA by issuing a Certificate of Good Standing in respect of the Company under Section 235 of the BCA, which we assume remains correct and accurate as at the date of this opinion. We have made no enquiries into the Company’s good standing with respect to any other filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA. We have made no enquiries into whether the copy of the register of directors, the copy of the register of members or the Company’s beneficial ownership information filed at the Registry of Corporate Affairs matches the details set out on the Registered Agent’s Certificate or whether the annual return filed by the Company with its registered agent is in the prescribed form as required pursuant to the BCA.

5.	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

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